Exhibit 99.1

FOR RELEASE:	August 1, 2017

Mark A. Jeffries

Executive Vice President

Chief Financial Officer

Office: 910-892-7080 and Direct: 910-897-3603

markj@SelectBank.com

SelectBank.com

SELECT BANCORP REPORTS

SECOND QUARTER 2017 EARNINGS

DUNN, NC . . . Select Bancorp, Inc. (the “Company”) (NASDAQ: SLCT), the holding company for Select Bank & Trust, reported another solid quarter of growth and earnings comparing quarter over quarter results.

The Company’s total assets increased $26.9 million from $879.6 million at March 31, 2017 to $906.5 at June 30, 2017. The majority of the increase in assets was in The Company’s loan portfolio. The loan portfolio increased by $31.2 million from $706.8 million at March 31, 2017 to $738.0 million at June 30, 2017.

Deposits have increased $26.6 million from $713.1 million at March 31, 2017 to $739.7 million at June 30, 2017. The majority of the increase in deposits was in time deposits. The Company’s time deposits increased by $33.6 million from $328.1 million at March 31, 2017 to $361.7 million at June 30, 2017.

Deposits have increased by $60.0 million or 8.83% through the first six months of 2017. Loans have increased by $60.8 million or 8.98% through the first six months of 2017.

“The Company’s strong second quarter results reflect our ongoing commitment to deliver exceptional service to our customers and profitable growth to shareholders,” President and Chief Executive Officer William L. Hedgepeth II stated. “Our positive earnings equipped us to seek areas of growth and expansion for the bank and we are thrilled that we have received regulatory approval to open a branch in Wilmington, NC in the fall of this year. Our market share continues to grow in the Raleigh and the Wilmington areas, and we are pleased with the results in those areas to date.”

Net income for the quarter ended June 30, 2017 is $1.3 million and basic and diluted earnings per share of $0.11, compared to net income of $2.1 million and basic and diluted earnings per share of $0.18 for the quarter ended March 31, 2017.

For the three months ended June 30, 2017, return on average assets was 0.60% and return on average equity was 4.96%, compared to 1.00% and 8.10%, respectively, for the three months ended March 31, 2017.

Non-performing loans decreased to $6.2 million on June 30, 2017 from $8.0 million at March 31, 2017. Non-performing loans equaled 0.83% of loans at June 30, 2017, decreasing from 1.13% of loans at March 31, 2017. Foreclosed real estate equaled $2.7 million at June 30, 2017, compared to $883,000 at March 31, 2017. For the quarter, net charge-offs were $618,000, or 0.35% of average loans, compared to net charge offs of $195,000, or 0.12% of average loans for the quarter ended March 31, 2017.

Net interest margin was 4.18% for the quarter ending June 30, 2017, as compared to 4.14% for the quarter ending March 31, 2017.

Select Bank & Trust has branch offices in these North Carolina communities: Dunn, Burlington, Clinton, Elizabeth City, Fayetteville, Goldsboro, Greenville, Leland, Lillington, Lumberton, Morehead City, Raleigh and Washington.

The information as of and for the quarter ended June 30, 2017, as presented is unaudited. This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of our goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to anticipated market share growth in markets such as Raleigh and Wilmington, NC, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. The actual results might differ materially from those projected in the forward-looking statements for various reasons, including, but not limited to, our ability to manage growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other savings and financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s SEC filings, including its periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from the Company. Except as required by law, the Company assumes no obligation to update the forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

###

Select Bancorp, Inc.
Selected Financial Information and Other Data
($ in thousands, except per share data)

	At or for the three months ended (unaudited)					At or for the twelve months ended

	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	December 31, 2016	December 31, 2015	December 31, 2014
Summary of Operations:
Total interest income	$9,469	$9,125	$8,877	$8,755	$8,645	$34,709	$33,341	$26,104
Total interest expense	1,197	1,047	985	909	912	3,733	3,542	4,519
Net interest income	8,272	8,078	7,892	7,846	7,733	30,976	29,799	21,585
Provision for (recovery of) loan losses	1,083	(194)	669	337	158	1,516	890	(194)
Net interest income after provision	7,189	8,272	7,223	7,509	7,575	29,460	28,909	21,779
Noninterest income	778	730	740	785	831	3,222	3,292	2,675
Merger/Acquisition related expenses	-	-	-	-	-	-	378	1,941
Noninterest expense	5,980	5,805	5,511	5,631	5,519	22,281	21,852	18,719
Income before income taxes	1,987	3,197	2,452	2,663	2,887	10,401	9,971	3,794
Provision for income taxes	651	1,082	847	924	980	3,647	3,418	1,437
Net Income	1,336	2,115	1,605	1,739	1,907	6,754	6,553	2,357
Dividends on Preferred Stock	-	-	-	-	-	4	77	38
Net income available to common shareholders	$1,336	$2,115	$1,605	$1,739	$1,907	$6,750	$6,476	$2,319

Share and Per Share Data:
Earnings per share - basic	$0.11	$0.18	$0.14	$0.15	$0.16	$0.58	$0.56	$0.26
Earnings per share - diluted	$0.11	$0.18	$0.14	$0.15	$0.16	$0.58	$0.56	$0.26
Book value per share	$9.26	$9.14	$8.95	$8.87	$8.74	$8.95	$8.38	$8.59
Tangible book value per share	$8.61	$8.48	$8.29	$8.20	$8.05	$8.29	$7.67	$7.83
Ending shares outstanding	11,662,471	11,661,571	11,645,413	11,632,192	11,619,184	11,645,413	11,583,011	11,377,980
Weighted average shares outstanding:
Basic	11,662,117	11,652,612	11,636,647	11,627,270	11,594,995	11,610,705	11,502,800	8,870,114
Diluted	11,727,110	11,714,336	11,677,958	11,666,280	11,642,726	11,655,111	11,567,811	8,974,384

Selected Performance Ratios:
Return on average assets(2)	0.60%	1.00%	0.76%	0.85%	0.93%	0.81%	0.86%	0.37%
Return on average equity(2)	4.96%	8.10%	6.12%	6.71%	7.62%	6.61%	6.42%	3.12%
Net interest margin	4.18%	4.14%	3.98%	4.27%	4.24%	4.06%	4.38%	3.88%
Efficiency ratio (1)	66.08%	65.91%	63.84%	65.24%	64.44%	65.15%	66.04%	77.16%

Period End Balance Sheet Data:
Gross Loans	$738,021	$706,758	$677,195	$651,743	$632,619	$677,195	$617,398	$552,038
Total interest earning assets	816,008	809,164	770,288	746,349	749,956	770,288	726,408	698,266
Goodwill	6,931	6,931	6,931	6,931	6,931	6,931	6,931	6,931
Core Deposit Intangible	629	716	810	909	1,014	810	1,241	1,625
Total Assets	906,524	879,624	846,640	844,774	826,588	846,640	817,015	766,121
Deposits	739,653	713,138	679,661	677,121	661,274	679,661	651,161	618,902
Short term debt	33,559	33,306	37,090	38,175	37,883	37,090	29,673	20,733
Long term debt	22,839	22,939	22,039	22,372	20,772	23,039	28,703	25,591
Shareholders' equity	108,017	106,562	104,273	103,191	101,531	104,273	104,702	97,685

Selected Average Balances:
Gross Loans	$715,366	$686,800	$663,213	$641,531	$629,333	$639,412	$578,759	$430,571
Total interest earning assets	799,240	776,496	778,477	737,295	739,002	744,024	686,663	565,264
Core Deposit Intangible	673	764	862	965	1,072	1,020	1,330	884
Total Assets	887,412	856,712	844,162	818,284	822,036	829,315	765,284	631,905
Deposits	719,976	689,795	679,404	653,016	658,476	665,764	607,214	523,954
Short term debt	33,413	35,048	33,032	34,573	30,366	32,111	32,316	9,957
Long term debt	22,871	22,989	23,089	23,189	28,389	25,739	20,147	20,494
Shareholders' equity	108,071	105,860	104,404	103,026	100,664	102,110	102,068	74,365

Asset Quality Ratios:
Nonperforming loans	$6,159	$7,956	$9,430	$7,565	$8,788	$9,430	$8,712	$11,876
Other real estate owned	2,702	883	599	548	716	599	1,401	1,585
Allowance for loan losses	8,488	8,022	8,411	7,889	7,692	8,411	7,021	6,844
Nonperforming loans (3) to period-end loans	0.83%	1.13%	1.39%	1.16%	1.39%	1.39%	1.41%	2.15%
Allowance for loan losses to period-end loans	1.15%	1.14%	1.24%	1.21%	1.22%	1.24%	1.14%	1.24%
Delinquency Ratio (4)	0.07%	0.21%	0.44%	0.16%	0.23%	0.44%	0.40%	0.91%
Net loan charge-offs (recoveries) to average loans (2)	0.35%	0.12%	0.08%	(0.01%)	0.00%	0.02%	0.12%	(0.03%)

(1)	Efficiency ratio is calculated as non-interest expenses divided by the sum of net interest income and non-interest income.
(2)	Annualized.
(3)	Nonperforming loans consist of non-accrual loans and restructured loans.
(4)	Delinquency Ratio includes loans 30-89 days past due and excludes non-accrual loans.